GENVEC, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Officers and Directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Cynthia Collins and Douglas J. Swirsky, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under the CEO Inducement Award of a Non-Qualified Stock Option by and between Cynthia Collins and the Corporation, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

August 8, 2012	/s/ Cynthia Collins	President, Chief Executive
	Cynthia Collins	Officer and Director

August 8, 2012	/s/ Douglas J. Swirsky	Senior Vice President, Chief
	Douglas J. Swirsky	Financial Officer, Treasurer and Corporate Secretary

August 1, 2012	/s/ Zola P. Horovitz, Ph.D.	Chairman
Zola P. Horovitz, Ph.D.

August 7, 2012	/s/ Edward M. Connor, Jr., M.D.	Director
Edward M. Connor, Jr., M.D.

August 2, 2012	/s/ Wayne T. Hockmeyer, Ph.D.	Director
Wayne T. Hockmeyer, Ph.D.

August 1, 2012	/s/ William N. Kelley, M.D.	Director
William N. Kelley, M.D.

July 31, 2012	/s/ Adel A.F. Mahmoud, M.D., Ph.D.	Director
Adel A.F. Mahmoud, M.D., Ph.D.

August 2, 2012	/s/ Kevin M. Rooney	Director
Kevin M. Rooney

August 2, 2012	/s/ Marc R. Schneebaum	Director
Marc R. Schneebaum